EXHIBIT 10.27

RESTRICTED STOCK UNIT AGREEMENT
CONAGRA FOODS 2006 STOCK PLAN

This Restricted Stock Unit Agreement, hereinafter referred to as the “Agreement” is made on the ___ day of _____________, 200_, between ConAgra Foods, Inc., a Delaware Corporation (the “Company”) and the undersigned [as applicable: employee/consultant] of the Company (“Participant”).

1.             Award Grant.   The Company hereby grants Restricted Stock Units (“RSUs”, and each such unit an “RSU”) to the Participant under the ConAgra Foods 2006 Stock Plan (the “Plan”), as follows:

Participant:

Employee ID:

Number of RSUs:

Date of Grant:

Vesting Schedule:  [as applicable: * Subject to early settlement upon termination as provided in Paragraph 2]

% Vested                               Vesting Date                         Settlement Date[*]

Dividends:   Dividend equivalents on an RSU will [as applicable: be paid to the Participant when regular, cash dividends are declared and paid on the Company’s Common Stock / be accumulated for the benefit of the Participant and paid to the Participant upon settlement of an RSU as regular, cash dividends are declared and paid on the Company’s Common Stock  / not be paid or accumulated].

IN WITNESS WHEREOF, the Company and the Participant have caused this Agreement to be executed effective as of the date first written above. The Company and the Participant acknowledge that this Agreement includes five pages including the first page. The Participant acknowledges reading and agreeing to all five pages and that in the event of any conflict between the terms of this Agreement and the terms of the Plan, the Plan shall control. Capitalized terms used herein without definition have the meaning set forth in the Plan.

CONAGRA FOODS, INC.		PARTICIPANT

By:
	Date		Date

2.             RSU Settlement.   (a)  Subject to the Plan and this Agreement, if the Participant has been in Continuous Employment with the Company through a Settlement Date (as set forth in the schedule on Page 1), then the Company will issue to Participant one share of Company common stock (“Common Stock”) on the Settlement Date for each RSU subject to such Settlement Date.   [as applicable: Notwithstanding the foregoing, if the Participant’s Continuous Employment should terminate not for cause after a Vesting Date (as set forth in the schedule on Page 1), but prior to the related Settlement Date, the Company will issue shares of Common Stock following the termination of employment in settlement of the RSUs that have vested as of the date of termination of employment, and such date of termination of employment shall be the Settlement Date for all purposes hereunder (this feature referred to herein as “Prorated Vesting”).]  If the Participant shall die while employed by the Company, or a subsidiary thereof, or if Participant terminates employment with the Company, or a subsidiary thereof, upon Normal Retirement, all RSUs granted pursuant to this Agreement shall become 100% vested and the Settlement Date shall be a date no later than thirty (30) days after the qualifying event, subject to any deferral on payment required by Section 409A of the Internal Revenue Code or other applicable law.

(b)           Participant Representation.   As a condition to settlement of any RSUs, the Company may require the Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.  All RSUs shall be settled no later than thirty (30) days after the occurrence of the payment event set forth herein, subject to any deferral on payment required by Section 409A of the Internal Revenue Code or other applicable law.

(c)           Payment of Taxes Upon Settlement.   As a condition of the issuance of shares of Common Stock upon settlement of RSUs hereunder, the Participant agrees to remit to the Company at the time of settlement any taxes required to be withheld by the Company under Federal, state or local law as a result of the settlement of the RSUs.   As a condition of the issuance of shares of Common Stock upon settlement of RSUs hereunder, the Participant agrees that the Company will deduct from the total shares vested a sufficient number of shares to satisfy the minimum statutory withholding amount permissible.

(d)           Cancellation of RSUs.   Except as set forth in Paragraph 2(a) in the case of death or Normal Retirement [as applicable: or Prorated Vesting], upon the Participant’s termination of employment, RSU’s for which a Settlement Date has not occurred shall immediately be forfeited without further consideration to the Participant.  Additionally, in the event Participant is terminated for cause prior to the Settlement Date, all

RSUs, whether vested or unvested, shall be immediately forfeited without further consideration to the Participant.

3.             Non-Transferability of RSUs.   The RSUs may not be assigned, transferred, pledged or hypothecated in any manner (otherwise than by will or the laws of descent or distribution) nor may the Participant enter into any transaction for the purpose of, or which has the effect of, reducing the market risk of holding the RSUs by using puts, calls or similar financial techniques.  The RSUs subject to this Agreement may be settled during the lifetime of the Participant only with the Participant.  The terms of this Agreement shall be binding upon the beneficiaries, executors, administrators, heirs, successors and assigns (“Successors”) of the Participant.

4.             Stock Subject to the RSUs.   The Company will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class are then listed and until the Company has taken such steps as may, in the opinion of counsel for the Company, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state securities laws and regulations, in connection with the issuance of such shares, and the listing of such shares on each such exchange.  The Company will use its best efforts to comply with any such requirements.

5.             Rights as Stockholder.   The Participant or his/her Successors shall have no rights as a stockholder with respect to any shares covered by this Agreement until the Participant or his/her Successors shall have become the beneficial owner of such shares, and, except as provided in Section 6 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Participant or his/her Successors shall have become the beneficial owner thereof.

6.             Adjustments Upon Changes in Capitalization; Change in Control.   In the event of any Common Stock dividend or Common Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or similar corporate transaction or event involving the Company, the Committee shall make equitable adjustment in the number of shares subject to this Agreement, provided, however, that no fractional share shall be issued upon subsequent settlement of the RSUs.  In the event of a “Change of

Control” (as defined in the Plan) all of the RSUs shall become immediately vested as provided pursuant to Section 12.5 of the Plan.

7.             Notices.   Each notice relating to this Agreement shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to its principal office in Omaha, Nebraska, Attention Corporate Compensation.  Each notice to the Participant or any other person or persons entitled to shares issuable upon settlement of the RSUs shall be addressed to the Participant’s address and may be in written or electronic form.  Anyone to whom a notice may be given under this Agreement may designate a new address by giving notice to the effect.

8.             Benefits of Agreement.   This Agreement shall inure to the benefit of and be binding upon each successor of the Company.  All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s Successors.  This Agreement shall be the sole and exclusive source of any and all rights which the Participant, his heirs and legal representatives or Successors may have in respect to the Plan or this Agreement.

9.             Resolution of Disputes.   Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive for all purposes.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware.

10.           Section 409A Compliance.   This Agreement is intended to comply with Section 409A of the Internal Revenue Code and any regulations or notices provided thereunder.  The Company reserves the unilateral right to amend this Agreement on written notice to the Participant in order to comply with such section.

11.           Amendment.   Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

12.           Definitions.

(a)           Continuous Employment with the Company.   Continuous Employment with the Company shall mean the absence of any interruption or termination of employment by the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by the Company.  Continuous Employment shall not be considered interrupted in the case of sick leave, long term disability, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its parent or subsidiaries or its successor.

(b)           Normal Retirement.   Normal Retirement shall mean terminating employment with the Company or its subsidiaries on or after attaining age [applicable age, 65 or 62 to be inserted].